                                                                     Exhibit 3.2


                                RESTATED BYLAWS
                                      OF
                           CH2M HILL COMPANIES, LTD.


                              ARTICLE I - OFFICES


The principal office of the Corporation shall be 6060 South Willow Drive, Greenwood Village, Colorado 80111, or such other place as the Board of Directors may designate. The Corporation may have offices in other states.



                            ARTICLE 2 -STOCKHOLDERS

Section 1 - Annual Meeting.

The annual regular meeting of stockholders to elect directors and transact other business shall be held in May of each year at such hour and place as designated by the Board of Directors. The Chairman of the Board may change the time of the annual meeting, provided notice is given to the stockholders in accordance with applicable law.

Section 2 - Special Meetings.

Special meetings of the stockholders may be called by the Chairman of the Board, by the President, by three directors, or by the holders of at least one-tenth (1/10) of the outstanding stock.

Section 3 - Notice of Meeting.

The Secretary or such person as may be designated by the Chairman of the Board, the President, or persons calling special meetings shall give written notice to all stockholders of any regular or special meeting, stating the location, time and purpose or purposes of the meeting, at least ten (10) days but not more than sixty (60) days prior to such meeting. Such notice shall be deemed delivered when deposited in the United States mail addressed to the stockholder as the address appears in the stock transfer books of the Corporation.

Section 4 - Voting Lists.

The Secretary or such other person as may be designated by the Chairman of the Board, the President, or the Board of Directors shall within two business days after notice is given for each meeting prepare a list of stockholders entitled to vote at such meeting and the number of shares of stock held by each.

Section 5 - Quorum.

A majority of the outstanding stock of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders with respect to that matter. Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders so as to leave less than a quorum.

Section 6 - Proxies.

At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or a duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

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Section 7 - Voting of Shares.

Except as provided in the Restated Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.



                        ARTICLE 3 - BOARD OF DIRECTORS

Section 1 - General Powers.

The business and affairs of the Corporation shall be managed by its Board of Directors. Notwithstanding, the Board of Directors may delegate such authority as it deems appropriate.

Section 2 - Number and Tenure.

The number of directors of the Corporation shall be no less than nine and no more than thirteen, as specified from time to time by resolution of the Board of Directors. Nine of the directors shall be employees of the Corporation or its affiliates; any additional directors cannot be employees. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The directors shall be elected to three-year staggered terms by dividing the directors into three classes as equal in number as possible. At each annual meeting the same number of directors shall be elected for a three-year term as the number whose term expires.

Directors shall serve until their successors shall have been elected and qualified. Directors need not be residents of the state of Oregon. Directors may be reelected and there shall be no limit on the number of terms a director may serve.

Section 3 - Nomination of Directors.

The Chairman of the Board, with the concurrence of the Board of Directors, shall appoint a nominating committee for employee positions on the Board of Directors by November 1 of each year, consisting of the President, two directors, and two stockholders of the Corporation who are not directors. The Chairman of the Board shall be the nonvoting Chairman of the nominating committee. This nominating committee shall review the available candidates for the Board of Directors and propose a nominee for each position to be filled, which shall be submitted to the stockholders by not less than one hundred twenty (120) days prior to the date of the annual meeting. Thereafter, thirty (30) days shall be allowed for the additional nomination of candidates by petitions signed by stockholders representing at least ten (10) percent of the shares of Common Stock outstanding. Such petitions shall be submitted to the Secretary of the Corporation. The Secretary shall notify all stockholders not less than ten (10) days prior to the date set for the annual meeting of the names of those additional persons nominated by petition.

Nonemployee director candidates (also known as outside directors) shall be nominated by the Board of Directors. Nomination of additional outside director candidates by petition will not be allowed. The Secretary shall notify all stockholders not less than ten (10) days prior to the date set for the annual meeting or the special meeting of the names of the outside director candidates nominated by the Board of Directors.

In addition, nominations for the election of directors may be made at the annual meeting by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at a meeting only if such stockholder has given timely notice in proper written form of his intent to make such nomination or nominations. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not later than one hundred twenty (120) days prior to the anniversary date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day

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following the date on which such notice of the date of such meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination at the annual meeting of any person not made in compliance with the foregoing procedure. Except as provided above, nomination of additional candidates from the floor at the stockholders' meeting will not be accepted.


Section 4 - Election of Directors.

The nominees for directors shall be separated into a slate of employee candidates and a slate of outside director candidates and shall be voted upon by the stockholders. Except as restricted in the Restated Articles of Incorporation, each stockholder shall have the right to vote, in person or by proxy, the number of shares owned for as many nominees as there are directors to be elected on each slate. To be elected, nominees must receive at least the number of votes equal to a majority of the shares entitled to vote and represented at the meeting.

If, after balloting, one or more directors' posts remain unfilled, the nominee receiving the fewest votes on that slate shall be removed from the list of nominees. Subsequent balloting will be held with each stockholder entitled to vote casting a ballot, in person or by proxy, for as many nominees as there are directors remaining to be elected. Such stockholders shall have the right to vote (one vote per share) for each of the positions to be filled. Such process shall be continued until all directors' positions are filled. If a tie vote between two or more nominees results in an inconclusive election, e.g. two (2) or more nominees receive the same number of votes and all nominees so tied receive sufficient votes for election, but the number of nominees being so tied exceeds the number of directorships to be filled, a separate runoff election will be held between the tied nominees only.


Section 5 - Annual and Regular Meetings.

The regular annual meeting of the Board of Directors shall be held without other notice than these Restated Bylaws immediately after the annual meeting of stockholders. The Board of Directors may provide for other regular meetings to be held elsewhere.

Section 6 - Special Meetings.

A special meeting of the Board of Directors may be called at the request of the Chairman of the Board, the President, or any two directors. The persons authorized to call such meetings of the Board of Directors may fix any place as the place of meeting.

Section 7 - Notice.

Notice of any special meeting shall be given at least two days prior to the meeting by personal delivery, telephone, mail, facsimile transmission or telegram. If mailed, notice shall be deemed to be given on the third business day after deposited in the United States mail addressed to the director at the directors business address, with postage thereon prepaid. If by telegram, notice shall be deemed to be given when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be

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transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8 - Quorum.

A majority of directors shall constitute a quorum for the transaction of any business. An affirmative vote of not less than a majority of the entire Board of Directors is required for the Board to act for and on behalf of the Corporation, except as may be otherwise specifically provided by statute, by the Restated Articles of Incorporation, or by these Restated Bylaws.

Section 9 - Participation by Telephone.

Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a manner shall constitute presence in person at the meeting.

Section 10 - Action Without a Meeting.

Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if one or more consents in writing, setting forth the action so to be taken, shall be signed by each of the directors. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the Corporation.

Section 11 - Vacancies and Increases.

Any vacancy created by death, resignation, removal or incapacity of a director may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A director appointed to fill a vacancy shall serve until the next shareholders' meeting at which directors are elected. Any such vacancy not so filled by the directors shall be filled by election, in accordance with the provisions of the Restated Bylaws entitled "Nomination of Directors" and "Election of Directors," at the next annual meeting of stockholders or at a special meeting of stockholders called for that purpose.

Any directorship to be filled by reason of an increase in the specified number of directors (e.g., from nine directors to ten directors) shall be filled by election, in accordance with the provisions of the Restated Bylaws entitled "Nomination of Directors" and "Election of Directors," at the next annual meeting of stockholders or at a special meeting of stockholders called for that purpose.

Section 12 - Removal from Office.

An employee director shall no longer serve as a director effective upon the date of termination of employment. However, a retired stockholder who does not compete with the business of the Corporation may, upon approval of the majority of the remaining directors, complete the term as an employee director; thereafter, if re-elected, the director shall be an outside director. All or any number of the directors may be removed, with or without cause, at a meeting of the stockholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 13 - Presumption of Assent.

A director present at a meeting of the Board of Directors shall be presumed to have assented to any action taken unless a dissent be recorded or unless a written dissent is filed with the Secretary. The right to dissent shall not apply to a director who voted in favor of the action.



                             ARTICLE 4 - OFFICERS

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Section 1 - Number.

The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, such Senior Vice Presidents, Executive Vice Presidents or Assistant Vice Presidents as determined by the Board of Directors, a Secretary, such Assistant Secretaries as may be determined by the Board of Directors, a Treasurer, such Assistant Treasurers as may be determined by the Board of Directors, and such other officers as may be determined by the Board of Directors.

Section 2 - Election and Term of Office.

The officers of the Corporation shall be elected by a majority of the Board of Directors at its regular annual meeting. If the election of officers shall not then be held, such election shall be held as soon thereafter as convenient. Each officer shall hold office until resignation, death, or removal. The Board of Directors may authorize the President of the Corporation to appoint officers.

Any officer or agent of the Corporation may be removed by the Board of Directors or the person appointing the officer or agent, whenever the best interests of the Corporation, in the opinion of the Board of Directors or the person appointing the officer or agent, will be served thereby.

Section 3 - Chairman of the Board.

The Chairman of the Board shall be a director of the Corporation and, subject to the policies, duties and goals set by the Board of Directors, shall be responsible for all duties incident to the office of Chairman.

Section 4 - President.

The President shall be the Corporation's chief executive officer and shall be responsible for the general and active management of the business of the Corporation, under the general direction of the Board of Directors. The President shall perform all duties incident to the office of the President and will carry out such other duties as the Board of Directors may determine. The President shall vote the shares of stock of any other corporation that are held by this Corporation, or appoint proxies for such purposes, unless other provisions are made by the Board of Directors.

Section 5 - Vice Presidents.

The Vice Presidents shall perform such duties as the Chairman of the Board, the President or the Board of Directors may designate. Any Vice President may sign certificates for shares of stock of the Corporation and other documents requiring a signature of the President. The Senior, Executive, and Assistant Vice Presidents shall have such additional responsibilities as may be designated by the Board of Directors.

Section 6 - Secretary.

The Secretary shall keep the minutes of the Stockholders' and Board of Directors' meetings, provide notices as required, be custodian of the corporate records and of the seal of the Corporation, and perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned. The duties of the Secretary may be delegated to other persons by the Board of Directors except as may be prohibited by this Article.

Section 7 - Treasurer.

The Treasurer shall perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board, the President, or the Board of Directors.

Section 8 - Assistant Secretaries and Assistant Treasurers.

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The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, the President, or the Board of Directors.

Section 9 - Salaries.

From time to time a Committee of the Board of Directors shall recommend to the Board of Directors and the Board of Directors shall review and approve salaries of the President, Chairman and such other officers as may be decided by the Board of Directors. An officer who is a director may receive a salary.



              ARTICLE 5 - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1 - Contracts.

The Board of Directors may authorize any officer or officers, agent or agents, or designated class of employees, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 2 - Loans.

Loans and evidence of same shall not be contracted on behalf of the Corporation unless authorized by a resolution of the Board of Directors. Such authority and delegation of authority to bind the Corporation may be general or confined to specific instances.

Section 3 - Checks, Drafts, etc.

All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4 - Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.



             ARTICLE 6 - CERTIFICATES FOR STOCK AND THEIR TRANSFER

Section 1 - Certificates for Stock.

The Board of Directors may authorize the issue of shares without certificates. If certificates representing stock of the Corporation are used, they shall be consecutively numbered and in such form as shall be determined by the Board of Directors or in accordance with these Bylaws. Such certificates shall be signed as the Board of Directors may determine. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of lost, destroyed, or mutilated certificates a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. Section 2 - Transfer of Stock.

Transfer of stock of the Corporation shall be made only on the stock transfer books of the Corporation. Transfers will not be made in violation of these Restated Bylaws, any stockholder agreement, benefit plan, any

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other Corporation document or policy, or applicable law. The name under which shares stand on the books of the Corporation shall be deemed by the Corporation to be the name of the owner thereof.



               ARTICLE 7 - SPECIAL PROVISIONS RELATIVE TO STOCK

Section 1 - Ownership Policy.

The purpose of this Article is to define the policy of the Corporation to maintain ownership of its stock by compatible persons actively contributing to its success. This policy is based on the belief that stock ownership by competent, loyal, contributing employees and directors of, and consultants to, the Corporation and its affiliates will be of continuing benefit to the Corporation.

Section 2 - Restrictions on Stock.

A. Corporation's Right to Repurchase upon Termination of Affiliation. As used in this Article, "Stock" shall mean the Common Stock and any class or series of Preferred Stock issued or to be issued by the Corporation. All shares of Stock held of record by a person who is an employee or director of, or a consultant to, the Corporation or any of its affiliates shall be subject to the Corporation's right to repurchase all of such shares in the event that such holder's affiliation with the Corporation as an employee, director or consultant is terminated. Such right of repurchase upon termination of affiliation shall also be applicable to all shares of Stock which such person has the right to acquire subsequent to termination of affiliation pursuant to any of the Corporation's employee benefit plans (other than shares distributable to such person under any benefit plan adopted by the Corporation or any of its affiliates which, by law or its terms, prohibits the Corporation's right to repurchase shares issued thereunder upon termination of affiliation) or pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at the date of such termination of affiliation. An authorized leave of absence approved in accordance with the Corporation's policy shall not constitute a termination of affiliation for purposes of this subparagraph 'A'; provided,
                                                                       --------
     however, that the issuance of a formal personnel action notice by the
     -------
     Corporation's human resources department advising an employee that the leave of absence is terminated shall constitute a termination of affiliation for purposes of this subparagraph 'A'. The Corporation's right of repurchase shall be exercised by mailing written notice to such holder at his address of record on the Corporation's stock record books within sixty (60) days following the termination of such affiliation, which notice shall request delivery of certificates representing the shares of Stock, duly endorsed in blank or to the Corporation, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If the Corporation repurchases the shares, the price shall be the Formula Price (as hereinafter defined) per share (i) on the date of such termination of affiliation, in the case of shares held of record by such holder at that date and shares issuable to such holder subsequent to that date pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at that date; or (ii) on the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his termination of affiliation pursuant to any of the Corporation's employee benefit plans. The Corporation shall, if it exercises its right to repurchase such shares of Stock as provided in this subparagraph 'A', pay for such shares in cash or promissory notes issued within ninety (90) days after (i) the date of such termination of affiliation (such ninety (90)-day period shall commence on such date of termination of affiliation and shall not be extended by accrued vacation, sick days or similar accruals), in the case of shares held of record by such holder at that date and shares issuable to such holder subsequent to that date pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at that date; or (ii) the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his termination of affiliation pursuant to any of the Corporation's employee benefit plans. If the Corporation is unable to make such payment directly to such holder, then the Corporation may satisfy its obligation to make such payment by depositing the purchase price in cash or promissory notes within such ninety (90) day period in an account for the benefit of such holder and such shares of Stock shall thereby be deemed to have been transferred to the Corporation and no longer outstanding with all rights of such holder with regard to such shares terminated. The Corporation and any holder of Stock may by

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contract mutually agree to extend the time period of the Corporation's right to repurchase such holder's Stock, and to alter payment terms from those contained in this subparagraph 'A'.

B. Corporation's Right of First Refusal. If at any time a holder of Stock desires to sell any of such shares (other than through the limited market maintained by the Corporation), such holder shall first give notice to the Secretary of the Corporation containing:

        (1) A statement signed by such holder notifying the Corporation that such holder desires to sell shares of Stock and has received a bona fide offer to purchase such shares.

        (2)  A statement signed by the intended purchaser containing:

                a) the intended purchaser's full name, address and taxpayer identification number;

                b)     the number of shares to be purchased;

                C)     the price per share to be paid;

                d) other terms under which the purchase is intended to be made; and

                e) a representation that the offer, under the terms specified, is bona fide.


        (3) If the purchase price is payable in cash, in whole or in part, a copy of a certified check, cashier's check or money order payable to such holder from the purchaser in the aggregate amount of the purchase price which is to be paid in cash.

        The Corporation shall thereupon have an option exercisable within fourteen (14) days of receipt of such notice by the Secretary to purchase all, but not less than all, of the shares specified in the notice at the offer price and upon the same terms as set forth in the notice, accompanied by payment of the purchase price; provided, however,
                                                              --------  -------
        that if the offer price is payable, in whole or in part, other than in cash, the Corporation shall pay the equivalent value of any noncash consideration as mutually agreed upon between the holder and the Corporation. Such option shall be exercised by the Corporation by mailing written notice to such holder at his address of record on the Corporation's stock record books. In the event the Corporation does not exercise such option, such holder may sell the shares specified in the notice within thirty (30) days thereafter to the person, at the price and upon the terms and conditions set forth therein. The holder may not sell such shares to any other person, or at any different price, or on any different terms without first re-offering such shares to the Corporation. All shares sold pursuant to this subparagraph 'B' shall continue to be subject to this Article 7, further transfers of the shares can be made only in accordance with this Article 7 and each purchaser is required to execute an agreement to be bound by the terms of this Article 7.

C. Election of Rights by Corporation. If circumstances shall occur which would ordinarily permit the Corporation to exercise its rights under either subparagraphs 'A' or 'B' of this Article at a time when the Corporation's rights under the other subparagraph have become and remain exercisable, the Corporation in its sole discretion may elect which of such rights it shall exercise. The Corporation may designate one or more nominees to purchase any shares of Stock which it has the right to purchase pursuant to subparagraphs 'A' or 'B' of this Article, in lieu of purchasing such shares itself.

D. Other Transfers. Except for sales in the limited market maintained by the Corporation and as provided in subparagraphs 'A' or 'B' of this Article, no holder of shares of Stock may sell, assign, pledge, transfer or otherwise dispose of or encumber any shares of Stock without the prior written approval of the Corporation, and any attempt to so sell, assign, pledge, transfer or otherwise dispose of or encumber such shares without such prior approval shall be null and void. If any transfer of the Corporation's Stock is (1) not a sale by an employee or director of, or consultant to, the Corporation or (2) by a person who acquired such Stock other than by purchase, directly or indirectly, from an

                                                                           PAGE8
     employee or director of, or consultant to the Corporation, then the Corporation is expressly authorized to condition its approval of such transfer upon the transferee's agreement to hold such Stock subject to this Article upon the termination of affiliation of the employee, director, or consultant. All shares transferred with the Corporation's prior written approval pursuant to this subparagraph 'D' shall continue to be subject to this Article 7, further transfers of the shares can be made only in accordance with this Article 7, and each transferee is required to execute an agreement to be bound by the terms of this Article 7.

E. Definition of Formula Price. As used in this Article, "Formula Price" shall mean the price determined pursuant to the formula adopted by the Board of Directors of the Corporation for the purpose of determining the fair market value of the Corporation's Stock, as such formula may be modified from time to time by the Board of Directors.

F.   Ownership Limit.

     No person may own more than three hundred fifty thousand (350,000) shares of Common Stock of the Corporation, excluding the person's beneficial interest in any class or series of stock of the Corporation held by an employee benefit trust.



                            ARTICLE 8 - FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December in each year or such other period as may be determined by the Board of Directors.



                             ARTICLE 9 - DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding stock in the manner and upon the terms and conditions provided by law.



                               ARTICLE 10 - SEAL

The corporate seal shall be circular and have inscribed thereon the name of the Corporation, the state of incorporation, and the words "Corporate Seal."



                         ARTICLE 11 - WAIVER OF NOTICE

Any notice required under these Restated Bylaws, by statute, or the Restated Articles of Incorporation may be waived at any time in writing, signed by the person entitled to such notice. Stockholders and directors may take action without meeting if subsequent consent in writing is executed by the stockholders or directors for said action. Attendance at meetings shall be a waiver of notice.



                            ARTICLE 12 - AMENDMENTS

Subject to the provisions of the Restated Articles of Incorporation and Oregon law, these Restated Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Restated Articles of Incorporation, at any regular meeting of the Board of Directors, at any annual meeting of the stockholders or

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at any special meeting of the Board of Directors or stockholders duly called for that purpose if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting.



                ARTICLE 13 - PARTIAL INVALIDITY - SAVING CLAUSE

Should any portion, section, paragraph, or part of these Restated Bylaws be held invalid, the remainder of these Restated Bylaws shall remain valid and enforceable.



                         ARTICLE 14 - INDEMNIFICATION

Section 1 - Indemnification of Officers and Directors.

To the extent permitted by Oregon law, the Corporation shall indemnify and hold harmless each person now or hereafter serving as a director or officer of the Corporation, or at the request of the Corporation now or hereafter serving as a director, officer, employee, or agent of any other corporation, partnership, joint venture, trust, or other enterprise of which the Corporation is a stockholder, partner, trustee, owner, or creditor from and against any and all liabilities and counsel fees, costs, and legal and other expenses (including, without limitation, fines, penalties, judgments and amounts paid in settlement) reasonably incurred or imposed in connection with or resulting from (i) any claim, action, suit, or proceeding, whether civil, criminal or investigative, or any appeal therefrom, in which the person may be or become involved or with which the person may be threatened, as a party, or otherwise, by reason of the person now or hereafter being or having heretofore been a director or officer of the Corporation or a director, officer, employee or agent of such other corporation, partnership, joint venture, trust, or other enterprise or by reason of the person's alleged acts or omissions as a director, officer, employee, or agent, as aforesaid, whether or not the person continues to be such at the time such liabilities, fees, costs, or expenses shall have been incurred, and (ii) any action, suit, or proceeding, or any appeal therefrom, brought by the person to recover the indemnity provided for by this Article 14.

Section 2 - Exclusivity of Rights.

The right of indemnification provided for by this Article 14 shall not be deemed exclusive of any other rights to which any director or officer may otherwise be entitled, nor shall this Article 14 be deemed to exclude or limit any power that the Corporation may lawfully exercise to provide any additional or other indemnity or right for any director, officer, or other person.

Section 3 - Benefit.

The indemnification provided by this Article 14 shall inure to the benefit of the heirs, executors, and administrators of any such director or officer.

    As restated by stockholder action on February 9, 1974, and as amended:
                               February 15, 1975
                               February 14, 1976
                               February 12, 1977
                               February 18, 1978
                               February 23, 1980
                               February 21, 1981
                               February 20, 1982
                               February 26, 1983
                               December 15, 1983
                               February 25, 1984
                               February 23, 1985
                                 March 8, 1993
                               September 6, 1994
                                January 1, 1996
                                October 23, 1997

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                               December 18, 1998

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